Exhibit 4.2

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”) made as of January 15, 2013 by and between Far East Energy Corporation, a Nevada corporation, with offices at 363 North Sam Houston Parkway East, Suite 380, Houston, Texas 77060 (the “Company”) and Continental Stock Transfer & Trust Company, a New York corporation, with offices at 7 Battery Place, New York, NY 10004 (the “Warrant Agent”).

WHEREAS, the Company, together with Far East Energy (Bermuda), Ltd., a Bermuda exempted company and wholly owned subsidiary of the Company (“FEEB”) have engaged in a private placement whereby FEEB will issue to certain purchasers (collectively, the “Purchasers” and each individually, a “Purchaser”) $60,000,000 aggregate principal amount of Senior Secured Notes due 2016 (the “Initial Notes”) and the Company will issue an aggregate of 56,086,439 warrants (the “Initial Warrants” and each such warrant, a “Initial Warrant”) to the Purchasers; and

WHEREAS, FEEB, pursuant to the terms of that certain Indenture, dated as of the date hereof (the “Indenture”), among the Companies and Wells Fargo, N.A., as Trustee and Collateral Agent, have the right to issue up to an additional $15,000,000 aggregate principal amount of Senior Secured Notes due 2016 (the “Additional Notes” and together with the Initial Notes, the “Notes”), subject to the terms specified in such Indenture; and

WHEREAS, in connection with the issuance of the Additional Notes, the Company will have the right to issue additional warrants (the “Additional Warrants” and together with the Initial Warrants, the “Warrants” and each such warrant, an “Additional Warrant” and together with the Initial Warrant, a “Warrant”) subject to the terms specified in the Indenture to certain purchasers; and

WHEREAS, each such Warrant initially entitles the holder thereof to purchase one share of Common Stock (as defined below) for $0.085 per share subject to adjustment as described herein; and

WHEREAS, the Company will file with the Securities and Exchange Commission, a Registration Statement on Form S-1 or Form S-3 (the “Registration Statement”) for the registration, under the Securities Act of 1933, as amended (“Securities Act”) of the Common Stock issuable upon exercise of the Warrants (the “Warrant Stock”); and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed that are necessary (i) to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and (ii) to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.          Definitions. For the purposes of this Agreement:

1.1    “Accredited Investor Certificate” means the certificate identified on Exhibit F attached hereto.

1.2    “Accredited Investors” has the meaning given such term in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

1.3    “Additional Shares” shall mean any shares of Common Stock issued or sold by the Company or deemed to be issued or sold pursuant to Section 5.5 (including shares of Common Stock subsequently reacquired or retired by the Company).

1.4    “Agent Member” means a member of, or a participant in, the Depositary.

1.5    “A.I. Global Warrant” means a Global Warrant that bears the Restricted Legend representing Warrants resold to Accredited Investors within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

1.6    “Board of Directors” means the Board of Directors of the Company.

1.7    “Certificated Warrant” means a Warrant in registered individual form.

1.8    “Closing Price” shall mean, with respect to each share of Common Stock for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading or (b) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as quoted on the NASDAQ National Market System or the NASDAQ Small Cap Market or (c) if the Common Stock is not listed or admitted for trading on any national securities exchange or quoted on the NASDAQ National Market System or the NASDAQ Small Cap Market, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as reported on NASDAQ or a similar service if NASDAQ is no longer reporting such information.

1.9    “Common Stock” means the Common Stock, par value $0.001 per share of the Company, and any other capital stock of the Company into which such Common Stock may be converted or reclassified or that may be issued in respect of, in exchange for or in substitution of such Common Stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other events.

1.10   “Company” means Far East Energy Corporation and its successors under this Agreement.

1.11   “Convertible Securities” means stock or other securities convertible into shares of Common Stock.

1.12   “Current Market Price Per Share” means the average of the daily Closing Prices for the ten (10) consecutive Trading Days preceding the date in question.

1.13   “Depositary” means the depositary of each Global Warrant, which will initially be DTC.

1.14   “DTC” means the Depository Trust Company, a New York corporation, and its successors.

1.15   “DTC Legend” means the legend set forth on Exhibit C attached hereto.

1.16   “Effective Price” of Additional Shares shall mean the quotient determined by dividing the total number of Additional Shares issued or sold (or deemed to have been issued or sold under Section 5.5) by the Company, into the aggregate consideration received (or deemed to have been received under Section 5.5) by the Company for such Additional Shares.

1.17   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.18   “Excluded Issuance” shall mean:

(a)          shares of Common Stock and/or options, warrants or other Common Stock purchase rights issued and the Common Stock issued pursuant to such options, warrants or other rights after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements outstanding as of the date hereof; provided that such shares, options, warrants or other Common Stock purchase rights shall not be Excluded Issuances in any case where the grantee acquires the shares, or options, warrants or other rights to purchase Common Stock at a price per share less than the Closing Price on the date of grant;

(b)          shares of Common Stock issued pursuant to the exercise of rights, options, warrants or convertible securities outstanding as of the date hereof;

(c)          the Additional Warrants and the shares of Common Stock issued pursuant to the exercise of such Additional Warrants;

(d)          the 1,500,000 warrants (the “Knight Warrants”) issued or to be issued by the Company to Knight Capital Americas LLC or one or more of its affiliates (collectively, “Knight”), on identical terms or on terms more favorable to FEEC as the warrants to be issued pursuant to this Agreement, pursuant to the engagement letter, as amended from time to time, between such parties as compensation for the services provided by Knight in connection with the issuance of the Notes and the Warrants and the shares of Common Stock issued pursuant to the exercise of such Knight Warrants;

(e)          solely for purposes of Section 5.5(a)(iii), shares of Common Stock issued or issuable (i) in a public offering under the Securities Act, (ii) upon exercise of warrants or rights granted to underwriters in connection with such a public offering; or (iii) in connection with any other offering involving a capital raising transaction (other than as described in clause (i) above) at a price no less than 5% below the Current Market Price Per Share on the date of such issuance; and

(f)          shares of Common Stock issued or issuable in connection with any transaction where such securities so issued are deemed included in the definition of Excluded Issuance by the affirmative vote or written consent of the Required Holders.

1.19    “Global Warrant” means a Warrant in registered global form.

1.20   “Holder” means the registered holder of any Warrant.

1.21   “Non-U.S. Person” means a Person that is not a U.S. Person, as defined in Regulation S.

1.22   “Officer” means with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

1.23   “Person” means any individual, corporation, partnership, joint venture, association, joint- stock company, trust, unincorporated organization, limited liability company or government or other entity.

1.24   “Qualifying Dilutive Issuance means an issuance or sale, or a deemed issuance or sale, of Additional Shares (other than an Excluded Issuance or an issuance or sale under Sections 5.1 through 5.4 hereof).

1.25   “Regulation S” means Regulation S under the Securities Act.

1.26   “Regulation S Certificate” means the certificate substantially in the form of Exhibit D.

1.27   “Regulation S Global Warrant” means a Global Warrant that bears the Restricted Legend representing Warrants resold to Non-U.S. Persons within the meaning of Regulation S.

1.28   “Required Holders” means the holders of the Warrants representing at least seventy-five percent (75%) of shares of Common Stock underlying the Warrants then outstanding.

1.29   “Restricted Legend” means the legend set forth on Exhibit B.

1.30   “Rule 144A” means Rule 144A under the Securities Act.

1.31   “Rule 144A Certificate” means the certificate substantially in the form of Exhibit E attached hereto.

1.32   “Trading Day” means, with respect to any security, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which the principal exchange or market in which such security is traded are required or authorized by law to be closed and, if no such exchange or market exists, any day on which banks in New York, New York are not required or authorized by law to be closed.

1.33   “U.S. Global Warrant” means a Global Warrant that bears the Restricted Legend representing Warrants issued and sold pursuant to Rule 144A.

2.          Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

3.          Warrants.

3.1   Form and Dating; Legends.

(a)          The Warrants will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Warrants annexed as Exhibit A constitute, and are hereby expressly made, a part of this Agreement. The Warrants may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Warrant will be dated the date of its countersignature.

(b)          (i)          Except as otherwise provided in Section 3.1(c), Section 6.1(b)(iv) or Section 6.2(c), each Warrant will bear the Restricted Legend.

(ii)         Each Global Warrant will bear the DTC Legend.

(iii)        Warrants sold by the Company in reliance on Rule 144A will initially be issued in the form of a U.S. Global Warrant. Warrants sold by the Company in reliance on Regulation S will initially be issued in the form of a Regulation S Global Warrant. Warrants sold by the Company to Accredited Investors pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act will initially be issued in the form of a U.S. Global Warrant.

(c)          (i)          If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Warrant is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) by a non-affiliate without the need to satisfy current information or other requirements therein and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Warrant (or a beneficial interest therein) are effected in compliance with the Securities Act, or

(ii)         a Warrant is sold pursuant to an effective registration statement under the Securities Act,

the Company may instruct the Warrant Agent in writing to cancel the Warrant and issue to the Holder thereof (or to its transferee) a new Warrant of like tenor, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Warrant Agent will comply with such instruction.

(d)          By its acceptance of any Warrant bearing the Restricted Legend (or any beneficial interest in such a Warrant), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Warrant (and any such beneficial interest) set forth in this Agreement and in the Restricted Legend and agrees that it will transfer such Warrant (and any such beneficial interest) only in accordance with this Agreement and such legend.

3.2    Execution and Countersignature.

(a)          An Officer of the Company shall execute the Warrants for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer of the Company whose signature is on a Warrant no longer holds that office at the time the Warrant is countersigned, the Warrant will still be valid.

(b)          A Warrant will not be valid until the Warrant Agent manually countersigns the Warrant, with the signature conclusive evidence that the Warrant has been countersigned under this Agreement. At any time and from time to time after the execution and delivery of this Agreement, the Company may deliver Warrants executed by the Company to the Warrant Agent for countersignature. The Warrant Agent will countersign and deliver a number of Warrants for original issue convertible into an aggregate number of shares of Common Stock not to exceed the amount stated in the preamble hereto (except as may be adjusted pursuant to the applicable provisions of this Agreement).

3.3    CUSIP Numbers. The Company in issuing the Warrants may use “CUSIP” numbers, and the Warrant Agent will use CUSIP numbers in notices as convenience to Holders, such notices to state that no representation is made as to the correctness of such numbers either as printed on the Warrants or as contained in any notice to any Holder. The Company will promptly notify the Warrant Agent in writing of any change in the CUSIP numbers.

4.          Terms and Exercise of Warrants.

4.1    Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent, initially entitle the Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company one (1) share of Common Stock, at an exercise price of $0.085 per share, subject to the adjustments provided in Section 5 hereof and the last sentence of this Section 4.1. The term “Warrant Price” as used in this Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined in Section 4.2) for a period of not less than ten (10) days.

4.2    Exercise; Restrictions on Exercise. The Warrants may be exercised, at the election of the Holder, at any time and from time to time on or after the date on which the Warrants are initially issued and prior to 5:00 p.m., New York City time on December 31, 2017 (“Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company will provide notice to Holder or Holders of the Warrants of such extension of not less than 10 days.

4.3    Exercise of Warrants.

(a)          Manner of Exercise. Warrants, when countersigned by the Warrant Agent, may be exercised on any Trading Day by the Holder thereof by surrendering them, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent by delivering the following: (i) the form of election to purchase, as set forth in the Warrant, duly executed, (ii) such Warrants and (iii) payment of the Warrant Price for each full share of Common Stock as to which the Warrant is exercised. Such payment of the Warrant Price shall be made at the option of the Holder (x) in full in lawful money of the United States, in cash, good certified check or good bank draft payable to the order of the Company (or as otherwise agreed to by the Company) or (y) without the payment of cash, by reducing the number of shares of Common Stock obtainable upon exercise of a Warrant and payment of the Warrant Price in cash so as to yield a number of shares of Common Stock upon exercise of such Warrants equal to the product of (a) the number of shares of Common Stock issuable as of the exercise date upon the exercise of such Warrant (if payment of the Warrant Price were being made in cash) and (b) the Cashless Exercise Ratio. The “Cashless Exercise Ratio” shall equal a fraction, the numerator of which is (a) the Closing Price per share of Common Stock on the exercise date minus (b) the Warrant Price per share on the exercise date and the denominator of which is the Closing Price per share of the Common Stock on the exercise date.

(b)          Issuance of Certificates or Cash Settlement. As soon as practicable after the exercise of any Warrants in accordance with this Agreement, the Company shall, as designated by the applicable Holder, issue to the Holder of such Warrants (i) a certificate or certificates for the number of full shares of Common Stock to which he, she or it has requested (reduced by any shares of Common Stock used to pay the Warrant Price pursuant to clause (y) in Section 4.3(a) above, if applicable), registered in such name or names as may be directed by him, her or it, and (ii) if such Warrants shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised. Subject to Section 7.3 and notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of any Warrant and shall have no obligation to settle such Warrant exercise with Common Stock unless a registration statement under the Securities Act with respect to the Common Stock is effective and such securities are qualified for sale or exempt from qualification under applicable securities laws of the state or other jurisdiction in which the Holder resides. Warrants may not be exercised by, or securities issued to, any Holder in any state in which such exercise would be unlawful. Certificates representing Common Stock shall bear a Restricted Legend (with all references to Warrants therein replaced by references to Common Stock, and with such changes thereto as the Company may deem appropriate) if (i) the Warrants for which they were issued carried a Restricted Legend or (ii) the Common Stock is issued in a transaction exempt from registration under the Securities Act (other than the exemption provided by Section 3(a)(9) of the Securities Act), in each case until and unless the circumstances set forth in Section 3.1(c) apply to such shares of Common Stock, and any transfers thereof shall comply with the Restricted Legend.

(c)          Valid Issuance. All Common Stock issued upon the proper exercise of any Warrants in conformity with this Agreement shall be validly issued, fully paid and non-assessable, free of preemptive rights, free from all stamp and documentary taxes and free from all liens, charges and security interests.

(d)          Date of Issuance. Each Person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is not a Trading Day, such Person shall be deemed to have become a holder of such shares at the close of business on the next succeeding Trading Day.

5.          Adjustments and Anti-Dilution Provisions.

5.1    Common Stock Distributions, etc. In case the Company shall (a) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (b) split or otherwise subdivide its outstanding Common Stock into a greater number of shares or (c) combine its outstanding Common Stock into a smaller number of shares, the Warrant Price in effect immediately prior thereto shall be adjusted so that the price shall equal the price determined by multiplying the Warrant Price in effect immediately prior to such event by a fraction, of which (i) the numerator shall be the number of shares of Common Stock outstanding immediately prior to such event and (ii) the denominator shall be the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 5.1 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

5.2    Rights, Options or Warrants Issuances. In case the Company shall issue rights, options, warrants or convertible or exchangeable securities to all or substantially all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or Convertible Securities) at a price per share (or having an initial conversion price per share) less than the Current Market Price Per Share on the record date for the determination of stockholders entitled to receive such rights, options, warrants or convertible or exchangeable securities (provided that if the price per share or initial conversion price per share is less than or equal to $0.425 per share such issuance shall be governed by Section 5.5), the Warrant Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, of which (a) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate initial conversion price of the Convertible Securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon exercise of such Convertible Securities by the initial conversion price per share of Common Stock pursuant to the terms of such Convertible Securities) would purchase at the Current Market Price Per Share on such record date, and (b) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the Convertible Securities so offered are convertible); provided, however, that no adjustment shall be made if the Company issues or distributes to the Holder the rights, options, warrants or convertible or exchangeable securities which the Holder would have been entitled to receive had the Warrants been exercised prior to the record date. Any such adjustment shall be made successively whenever any such rights, options or warrants are issued, and shall become effective immediately after the applicable record date therefor unless such rights, options, warrants or convertible or exchangeable securities are not immediately exercisable, in which case, any such adjustments shall be made at the time such rights, options, warrants convertible or exchangeable securities become exercisable.

5.3    Distributions Other Than Common Stock. If the Company after the date hereof shall distribute to all or substantially all holders of any class of Common Stock evidences of its indebtedness, cash or other assets, shares of capital stock of any class or any other securities or rights, options, or warrants to subscribe therefor (excluding (a) shares of Common Stock, rights, options, warrants or other securities referred to in Section 5.2 and (b) the distribution of rights to all holders of Common Stock pursuant to the adoption of a stockholders' rights plan or the detachment of such rights under the terms of such stockholders’ rights plan), then in each such case the Warrant Price shall be determined by multiplying the Warrant Price in effect immediately before the record date of such distribution by a fraction (i) the numerator of which shall be such closing bid price per share of Common Stock on the last Trading Day of the Common Stock immediately prior to such record date, less the then fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets or evidences of indebtedness so distributed or of such shares of capital stock, subscription rights or warrants applicable to one share of the Common Stock and (ii) the denominator of which shall be the closing bid price per share of Common Stock per share of the Common Stock on the last Trading Day of the Common Stock immediately prior to such record date; provided, however, that no adjustment need be made for any transaction referred to in this Section 5.3 if the Holders of the Warrants are entitled to participate in the transaction on the same basis as holders of Common Stock participate in the transaction.

5.4    Effect of Reclassification, Consolidation, Merger or Sale on Exercise Privilege. If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in this Section 5); (b) any consolidation or merger or combination to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale, conveyance, transfer or lease of all or substantially all of the property or assets of the Company, directly or indirectly, to any person (any such event being called a “Capital Reorganization”), upon the effective date of such Capital Reorganization, the Holder shall have the right to receive, upon exercise of the Warrants, the kind and amount of shares of stock and/or other securities and/or property (including cash) which the Holder would have owned or have been entitled to receive in connection with such Capital Reorganization if the Warrants had been exercised immediately prior to such Capital Reorganization, assuming the Holder (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or conveyance was made, as the case may be (“Constituent Person”), or an affiliate of a Constituent Person and (ii) failed to exercise such Holder’s rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such Capital Reorganization. The provisions of this Section 5.4 shall similarly apply to successive Capital Reorganizations. The Company shall not consummate any transaction that effects or permits any such event or occurrence unless each Person whose shares of stock, securities or assets will be issued, delivered or paid to the stockholders, prior to or simultaneously with the consummation of the transaction, expressly assumes, or in the case of the Company, acknowledges, by a subsequent Warrant or other document in a form substantially similar hereto, executed and delivered to the Holder, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions of this Section 5.4, such Holder is entitled to purchase, and all other obligations and liabilities under the Warrants, including obligations and liabilities in respect of subsequent adjustments that are required under the Warrants.

5.5    Sale of Shares Below Current Market Price Per Share.

(a)          Qualifying Dilutive Issuance. If at any time or from time to time after the date hereof and until such time as none of the Warrants remain outstanding, the Company makes a Qualifying Dilutive Issuance

(i)          for an Effective Price that is less than the then-effective Warrant Price on the date of issuance or sale (such Effective Price being the “Sale Price”), then the number of shares of Common Stock that each Warrant shall thereafter be entitled to purchase shall be adjusted so that the number of shares that each Warrant shall be entitled to purchase shall equal the number of shares determined by multiplying the number of shares that each Warrant was entitled to purchase immediately prior to such issuance or sale by a fraction, of which (i) the numerator shall be the number of shares of Common Stock outstanding on a fully diluted basis immediately after such event and (ii) the denominator shall be the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such event. Upon any adjustment of the number of shares issuable upon exercise of the Warrants as provided in this Section 5.5(a)(i), then, and in each such case, the then-effective Warrant Price shall be reduced, effective as of the opening of business on the date of such issuance or sale (or, if earlier, the date on which a binding agreement providing for such issuance or sale was entered into), to a price determined by multiplying the Sale Price by .85;

(ii)         for an Effective Price that is greater than the then-effective Warrant Price and less than or equal to $0.425 per share (subject to adjustment to the extent the Warrant Price is adjusted after the date of the Warrant Agreement), then, and in each such case, the then-effective Warrant Price shall be reduced, effective as of the opening of business on the date of such issuance or sale (or, if earlier, the date on which a binding agreement providing for such issuance or sale was entered into), to a price determined by multiplying the Warrant Price in effect immediately prior to such issuance or sale by a fraction, of which (x) the numerator shall be (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale (or deemed issuance or sale), plus (B) the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance or sale (or deemed issuance or sale) would purchase at $0.425 per share (subject to adjustment to the extent the Warrant Price is adjusted after the date of the Warrant Agreement), and (y) the denominator shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the total number of Additional Shares so issued or sold; or

(iii)        for an Effective Price that is greater than $0.425 per share (subject to adjustment to the extent the Warrant Price is adjusted after the date of the Warrant Agreement) but less than the Current Market Price Per Share on the date of such issuance or sale, then, and in each such case, the then-effective Warrant Price shall be reduced, effective as of the opening of business on the date of such issuance or sale (or, if earlier, the date on which a binding agreement providing for such issuance or sale was entered into), to a price determined by multiplying the Warrant Price in effect immediately prior to such issuance or sale by a fraction, of which (x) the numerator shall be (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale (or deemed issuance or sale), plus (B) the number of shares of the class of Common Stock that the aggregate consideration received by the Company for such issuance or sale (or deemed issuance or sale) would purchase at the Current Market Price Per Share, and (y) the denominator shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the total number of Additional Shares so issued or sold.

(b)          Convertible Securities, Rights, Options or Warrants. For the purpose of the adjustment required under this Section 5.5, if the Company issues or sells Convertible Securities or rights, options or warrants to purchase shares of Common Stock or Convertible Securities in such Qualifying Dilutive Issuance, then, in each case, the Company shall be deemed to have issued at the time of the issuance of such rights, options or warrants or Convertible Securities the maximum number of Additional Shares issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance or sale of such rights, options or warrants or Convertible Securities plus the minimum amounts of consideration, if any, payable to the Company upon the exercise or conversion of such rights, options or warrants or Convertible Securities (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided, however, that (i) subject to clause (c) below, if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; and (ii) if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options, warrants or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided, further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options, warrants or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options, warrants or Convertible Securities.

No further adjustment of the Warrant Price, as adjusted upon the issuance of such rights, options, warrants or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares upon the exercise of any such rights, options or warrants or the conversion of any such Convertible Securities. If any such rights, options or warrants or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Warrant Price as adjusted upon the issuance of such rights, options, or warrants or Convertible Securities shall be readjusted to the Warrant Price which would have been in effect had an adjustment been made on the basis of only the Additional Shares, if any, actually issued or sold on the exercise or conversion of such rights, options, warrants or Convertible Securities, and on the basis that such Additional Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise or conversion (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities), plus the consideration, if any, actually received by the Company for the issue or sale of all such rights, options, warrants and Convertible Securities, whether or not exercised, provided that such readjustment shall not apply to prior exercises of this Warrant.

(c)          Subsequent Dilutive Issuances. In the event that the Company issues or sells (or is deemed to have issued or sold) Additional Shares in a Qualifying Dilutive Issuance (the “First Dilutive Issuance”), then in the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares in a Qualifying Dilutive Issuance other than the First Dilutive Issuance (a “Subsequent Dilutive Issuance”) pursuant to the same instruments as the First Dilutive Issuance, then and in each such case upon a Subsequent Dilutive Issuance the Warrant Price shall be reduced to the Warrant Price in effect on the closing date of each Subsequent Dilutive Issuance.

5.6    Notice of Adjustment. Whenever the Warrant Price, exercise privilege or kind or number of shares of Common Stock shall be adjusted pursuant to the terms of any of Section 5.1 through 5.5 or Section 5.12, the Company shall promptly mail to the Holder a notice of the adjustment and an officer's certificate stating the facts in reasonable detail requiring the adjustment and the manner of computing it (including a description of the basis on which the closing bid price of the Common Stock was determined, if such determination were required) and specifying the Warrant Price and kind or number of shares of Common Stock. Unless and until the Holder shall receive an officer's certificate setting forth an adjustment of the Warrant Price or the kind or number of shares of Common Stock, the Holder may assume without inquiry that the Warrant Price and the kind or number of shares of Common Stock have not been adjusted and that the last Warrant Price and kind or number of shares of Common Stock of which it has knowledge remain in effect.

5.7    Notice of Certain Transactions. In the event that: (a) the Company consolidates or merges with or into, or transfers substantially all of its assets to, another corporation or another corporation merges into the Company and, in each case, stockholders of the Company must approve the transaction, or (b) there is a dissolution, liquidation or winding up of the Company, then the Company shall mail to each Holder a notice in accordance with Section 9.2 stating the proposed record or effective date, such notice to be given at least 15 days prior to such record or effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 5.7.

In the event of the dissolution, liquidation or winding up of the Company, the Warrants shall be deemed to have been exercised as a cashless exercise immediately prior to such event. As a result, such Holders shall be entitled to share in the assets of the Company.

5.8    Deferral of Issuance. In any case in which this Section 5 shall require that an adjustment be made following a record date established for purposes of this Section 5, the Company may elect to defer (but only until five (5) Trading Days following the mailing by the Company of the officer’s certificate described in Section 5.6) issuing to the Holder of any Warrant exercised after such record date the shares of Common Stock and other capital stock of the Company issuable upon such exercise over and above the shares of Common Stock and other capital stock of the Company issuable upon such exercise only on the basis of the Warrant Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agent to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Warrant Price is required to be made as of the record date therefor is not thereafter made or paid by the Company for any reason, the Warrant Price shall be readjusted to the Warrant Price which would then be in effect if such record date had not been fixed or such effective date had not occurred.

5.9    No Adjustment. No adjustment in the Warrant Price shall be required under Sections 5.1 through 5.5 until the adjustment would require an increase or decrease of the greater of (a) at least one percent (1%) in the Warrant Price as last adjusted and (b) $0.01 per share of Common Stock. Any adjustments which by reason of this Section 5.10 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5.10 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

5.10   Adjustment for Tax Purposes. The Company shall be entitled to make such reductions in the Warrant Price, in addition to those required by this Section 5, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

5.11   Adjustment of Number of Shares Purchasable. Upon any adjustment of the Warrant Price as provided in Section 5 (other than 5.5(a)(i)), the number of shares subject to the Warrants shall be adjusted so that the Holder shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of Warrant Stock purchasable hereunder (whether or not the Exercise Period has commenced) immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment

5.12   No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 5, any Holder would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the next whole number the number of the shares of Common Stock to be issued to the Holder.

5.13   Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 5, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed

5.14   No Dilution or Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrants above the amount payable therefor on such exercise, (b) will at all times reserve and keep available the maximum number of its authorized shares of Common stock, free from all preemptive rights therein, which will be sufficient to permit the full exercise of the Warrants, and (c) will take all such action as may be reasonably necessary or appropriate in order that all Common Stock issued upon exercise of any Warrant will be duly and validly issued, fully paid and non-assessable, and free from all taxes, liens, and charges.

6.          Transfer and Exchange of Warrants.

6.1    Registration, Transfer and Exchange.

(a)          The Warrants will be issued in registered form only, and the Company shall cause the Warrant Agent to maintain a register (the “Register”) of the Warrants, for registering the record ownership of the Warrants by the Holders and transfers and exchanges of the Warrants.

(b)          (i)          Each Global Warrant will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(ii)         Each Global Warrant will be delivered to the Warrant Agent as custodian for the Depositary. Transfers of a Global Warrant (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 6.1(b)(iv) and (2) transfers of portions thereof in the form of Certificated Warrants may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Warrant Agent by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 6.1 and Section 6.2.

(iii)        Agent Members will have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depositary, and the Depositary will be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner and Holder of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Warrant through an Agent Member) to take any action that a Holder is entitled to take under the Warrant or the Warrants, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(iv)         If (1) the Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for a Global Warrant or (y) has ceased to be a clearing agency registered under the Exchange Act, and in each case a successor depositary is not appointed by the Company within 90 days of the notice; or (2) the Company, at its option, notifies the Warrant Agent in writing that it elects to cause the issuance of Certificated Warrants, the Warrant Agent will promptly exchange each beneficial interest in the Global Warrant for one or more Certificated Warrants in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Warrant Agent by the Depositary, and thereupon the Global Warrant will be deemed canceled. If such Global Warrant does not bear the Restricted Legend, then the Certificated Warrants issued in exchange therefor will not bear the Restricted Legend. Except as otherwise provided in Section 3.1(c), if such Global Warrant bears the Restricted Legend, then the Certificated Warrants issued in exchange therefor will bear the Restricted Legend.

(c)          Each Certificated Warrant will be registered in the name of the Holder thereof or its nominee.

(d)          A Holder may transfer a Warrant (or a beneficial interest therein) to another Person or exchange a Warrant (or a beneficial interest therein) for another Warrant by presenting to the Warrant Agent a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by this Agreement. The Warrant Agent will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Warrant Agent for the purpose; provided that no transfer or exchange will be effective until it is registered in such register. Prior to the registration of any transfer, the Company, the Warrant Agent and their agents will treat the Person in whose name the Warrant is registered as the owner and Holder thereof for all purposes, and will not be affected by notice to the contrary.

From time to time the Company will execute and the Warrant Agent will countersign additional Warrants as necessary in order to permit the registration of a transfer or exchange in accordance with this Section 6.1. All Warrants issued upon transfer or exchange shall be the duly authorized, executed and delivered Warrants of the Company entitled to the benefits of this Agreement.

No service charge will be imposed in connection with any transfer or exchange of any Warrant, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to Section 6.1(b)(iv)).

(e)          (i)          Global Warrant to Global Warrant. Subject to compliance with Section 6.2(b), if a beneficial interest in a Global Warrant is transferred or exchanged for a beneficial interest in another Global Warrant, such transfer or exchange will be effected through the Depositary in accordance with the terms of this Agreement. Any beneficial interest in one Global Warrant that is transferred to a Person who takes delivery in the form of an interest in another Global Warrant, or exchanged for an interest in another Global Warrant, will, upon transfer or exchange, cease to be an interest in such Global Warrant and become an interest in the other Global Warrant and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Warrant for as long as it remains such an interest.

(ii)         Global Warrant to Certificated Warrant. Subject to compliance with Section 6.2(b), if a beneficial interest in a Global Warrant is transferred or exchanged for a Certificated Warrant, the Warrant Agent will (1) record a decrease in the principal amount of such Global Warrant equal to the principal amount of such transfer or exchange and (2) deliver a new Certificated Warrants to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(iii)        Certificated Warrant to Global Warrant. Subject to compliance with Section 6.2(b), if a Certificated Warrant is transferred or exchanged for a beneficial interest in a Global Warrant, the Warrant Agent will (1) cancel such Certificated Warrant, (2) record an increase in such Global Warrant equal to the number of Warrants being transferred or exchanged and (3) in the event that such transfer or exchange involves less than the entire amount of the canceled Certificated Warrant, deliver to the Holder thereof one or more new Certificated Warrants having an aggregate number of Warrants equal to the untransferred or unexchanged portion of the canceled Certificated Warrant, registered in the name of the Holder thereof.

(iv)         Certificated Warrant to Certificated Warrant. Subject to compliance with Section 6.2(b), if a Certificated Warrant is transferred or exchanged for another Certificated Warrant, the Warrant Agent will (1) cancel the Certificated Warrant being transferred or exchanged, (2) deliver one or more new Certificated Warrants having an aggregate principal amount equal to the amount of Warrants being transferred or exchanged to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Warrant (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (3) if such transfer or exchange involves less than the entire amount of the canceled Certificated Warrant, deliver to the Holder thereof one or more Certificated Warrants having an aggregate amount of Warrants equal to the untransferred or unexchanged portion of the canceled Certificated Warrant, registered in the name of the Holder thereof.

6.2    Restrictions on Transfer and Exchange.

(a)          The transfer or exchange of any Warrant (or a beneficial interest therein) may only be made in accordance with Section 6.1 and this Section 6.2 and, in the case of a Global Warrant (or a beneficial interest therein), the applicable rules and procedures of the Depository. The Warrant Agent shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b)          Subject to Section 6.2(c), the transfer or exchange of any Warrant (or a beneficial interest therein) of the type set forth in column A below for a Warrant (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph (b) set forth opposite in column C below.

A	B	C
U.S. Global Warrant	U.S. Global Warrant	(i)
U.S. Global Warrant	Regulation S Global Warrant	(iii)
U.S. Global Warrant	A.I. Global Warrant	(iv)
Regulation S Global Warrant	U.S. Global Warrant	(ii)
Regulation S Global Warrant	Regulation S Global Warrant	(i)
Regulation S Global Warrant	A.I. Global Warrant	(iv)
A.I. Global Warrant	U.S. Global Warrant	(ii)
A.I. Global Warrant	Regulation S Global Warrant	(iii)
A.I. Global Warrant	A.I. Global Warrant	(iv)

(i)          No certification is required.

(ii)         The Person requesting the transfer or exchange must deliver or cause to be delivered to the Warrant Agent a duly completed Rule 144A Certificate.

(iii)        The Person requesting the transfer or exchange must deliver or cause to be delivered to the Warrant Agent a duly completed Regulation S Certificate.

(iv)         The Person requesting the transfer or exchange must deliver or cause to be delivered to the Warrant Agent a duly completed Accredited Investor Certificate, and/or an opinion of counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Warrant that does not bear the Restricted Legend, then no certification is required. In the event that a Certificated Warrant that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Warrant Agent will deliver a Certificated Warrant that does not bear the Restricted Legend.

(c)          No certification is required in connection with any transfer or exchange of any Warrant (or a beneficial interest therein):

(i)          after such Warrant is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) by a non-affiliate without the need to satisfy current information or other requirements therein; or

(ii)         sold pursuant to an effective registration statement.

Any Certificated Warrant delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d)           The Warrant Agent will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Warrant (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Warrant Agent.

6.3    Fractional Warrants. The Warrant Agent shall not be required to affect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a warrant.

6.4    Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

6.5    Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 6, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

7.          Other Provisions Relating to Rights of Holders of Warrants.

7.1    No Rights as Stockholder. A Warrant does not entitle the Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

7.2    Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may upon receipt from the Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the Warrant and an indemnity reasonably satisfactory to it and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to the Holder; provided, however, in the case of mutilation, no indemnity shall be required if the Warrant in identifiable form is surrendered to the Company for cancellation.

7.3    Registration of Common Stock. Until the date that is one year following the Expiration Date, the Company agrees to file and maintain the availability of the Registration Statement in accordance with the terms and conditions of that certain Registration Rights Agreement, dated the date hereof, by and among the Company and the Purchasers, and it shall take such action as is necessary to qualify for sale, in those states in which any of the Holders request, the Registrable Securities.

7.4    Initial Public Offering. Notwithstanding anything to the contrary herein contained, if a subsidiary of the Company conducts an initial public offering of equity securities (other than the Common Stock), the Company will give the Holders the opportunity to convert such Warrants into warrants to purchase such equity securities or such other securities that have been received by the Holders upon exercise of Warrants into such equity securities as equitably determined in good faith by the Board of Directors.

7.5    Preferred Stock. The Company will not and will not permit any of its subsidiaries to, issue any shares of preferred stock, without the consent of the Required Holders.

8.          Concerning the Warrant Agent and Other Matters.

8.1    Payment of Taxes. The issuance of a certificate or certificates for shares of Common Stock upon exercise of the Warrant shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the Holder, the Person or Persons requesting the issuance thereof shall pay to the Company the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Company that such tax has been paid.

8.2    Resignation, Consolidation, or Merger of Warrant Agent.

(a)          Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving ninety (90) days' notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise or the Warrant Agent shall be adjudicated bankrupt or insolvent, or shall commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or under any other applicable U.S. federal or state bankruptcy, insolvency or similar law (the “Bankruptcy Laws”) or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Bankruptcy Laws, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent.

In addition to the foregoing, at the written request to the Company of Holders of two-thirds of the then outstanding Warrants, the Company shall appoint in writing a successor Warrant Agent (acceptable to Holders of two-thirds of the then outstanding Warrants) in place of the Warrant Agent; provided that the Holders shall not the right to make any such request more than one time during any consecutive twelve month period.  If the Company shall fail to make such appointment (Holders of two-thirds of the then outstanding Warrants) within a period of thirty (30) days after it has been notified in writing of such resignation, such written request by the Holders or the occurrence of any of the circumstances in the second sentence of this Section 8.2(a), Holders of two-thirds of the then outstanding Warrants may appoint a successor Warrant Agent at the Company's cost.

Notwithstanding the above, if the Warrant Agent, or any successor to it hereinafter appointed, shall default in any of its duties or obligations under this Agreement, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of five (5) days after notice of such default to the Warrant Agent, the Holders of two-thirds of the then outstanding Warrants may appoint a successor Warrant Agent at the Company’s cost.

In determining whether the Holders of the required number of Warrants have concurred in any appointment, Warrants or shares owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding. Subject to the foregoing, only Warrants and shares outstanding at the time shall be considered in any such determination.

Any successor Warrant Agent, whether appointed by the Company or by the Holders, shall be a corporation authorized to exercise banking or corporate trust powers and shall be subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; provided that, if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

(b)          Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent, the transfer agent for the Common Stock and the Holders not later than the effective date of any such appointment.

(c)          Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without the execution or filing of any documentation or any further act on the part of the parties hereto.

8.3    Fees and Expenses of Warrant Agent.

(a)          Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

(b)          Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4    Liability of Warrant Agent.

(a)          Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by an Officer and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

(b)          Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's, the Warrant Agent's representative's, employees' or agent's gross negligence, willful misconduct, or bad faith.

(c)          Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrants (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 5 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

8.5   Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of Warrants.

9.          Miscellaneous Provisions.

9.1    Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2    Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Holder to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows

Far East Energy Corporation.
363 N. Sam Houston Parkway East, Suite 380
Houston, Texas 77061
Attn: Chief Executive Officer

with a copy in each case to:

Baker & McKenzie LLP
2300 Trammell Crow Center
2001 Ross Avenue
Dallas, TX 75201
Facsimile: 214-978-3099
Attn: Amar Budarapu

Any notice, statement or demand authorized by this Agreement to be given or made by any Holder or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company
7 Battery Place
New York, NY 10004
Facsimile: (212) 616-7616
Attn: Michael Mullings

Any notice, statement or demand authorized by this Agreement to be given or made by the Company or the Warrant Agent to or on any Holder shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (i) to any Holder at its address as it appears on the Register or, (ii) as to any Global Warrant registered in the name of DTC or its nominee, as agreed by the Company, the Warrant Agent and DTC.

9.3    Applicable Law. This Agreement, and the provisions, rights, obligations, and conditions set forth herein, and the legal relations between the parties hereto, including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflict of law provisions that would cause the application of any other law (other than Section 5-1401 of the New York General Obligations Law).

9.4    Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person other than the parties hereto and the Holders, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Holders of the Warrants.

9.5    Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

9.6    Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.7    Effect of Headings. The Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

9.8    Amendments. This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable; provided that such action shall not adversely affect the rights of the Holders. Except as otherwise permitted in this Section 9.8, this Agreement may not be amended without the prior written consent of the Required Holders of the then outstanding Warrants. In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants or shares of Common Stock owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding. Subject to the foregoing, only Warrants and shares of Common Stock outstanding at the time shall be considered in any such determination.

9.9    Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

FAR EAST ENERGY CORPORATION

By:	/s/ Michael R. McElwrath
Name: Michael R. McElwrath
Title: Chief Executive Officer and President

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:	/s/ Michael G. Mullings
Name: Michael G. Mullings
Title: Vice President, Compliance

EXHIBIT A

FAR EAST ENERGY CORPORATION
FORM OF WARRANT

THIS CERTIFIES THAT, for value received _______________ is the Holder of [•] Warrant or Warrants (the “Warrant”) to purchase one fully paid and non-assessable share of common stock (the “Common Stock”), par value $0.001 per share (the “Shares”), of Far East Energy Corporation, a Nevada corporation (the “Company”), for each Warrant evidenced by this Certificated Warrant. The Warrant entitles the Holder thereof to purchase from the Company, commencing on the date of issuance and terminating at 5:00 p.m., New York City time on December 31, 2017 (the “Exercise Period”), [•] shares of the Company Common Stock (the “Warrant Stock”) at the price of $0.085 per share (the “Warrant Price”), upon surrender of this Certificated Warrant and payment of the Warrant Price at the office or agency of Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”), but only subject to the conditions set forth herein and in the Warrant Agreement dated January 15, 2013 (the “Effective Date”) between the Company and the Warrant Agent (the “Agreement”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement.

The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date for a period of not less than ten (10) days. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company will provide notice to Holder or Holders of the Warrants of such extension of not less than ten (10) days.

Subject to the Agreement, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant and shall have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the issuance of the Common Stock upon exercise of the Warrant is effective and such securities are qualified for sale or exempt from qualification under applicable securities laws of the state or other jurisdiction in which the Holder resides. Additionally the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant and shall have no obligation to settle such Warrant exercise if the Company reasonably determines that to do so would result in a violation of the federal securities laws or the securities, “blue sky” or other similar laws of a state. The Agreement provides that upon the occurrence of certain events the Warrant Price and/or the Warrant Stock purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. No fraction of a Share will be issued upon any exercise of a Warrant. If the Holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up to the next whole number the number of Shares to be issued to such Holder.

Upon any exercise of the Warrant for less than the total number of Shares provided for herein, there shall be issued to the Holder hereof or the Holder’s assignee a new Certificated Warrant covering the number of Shares for which the Warrant has not been exercised.

Certificated Warrants, when surrendered at the office of the Warrant Agent by the Holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Agreement, but without payment of any service charge, for another Certificated Warrant or Certificated Warrants of like tenor and evidencing in the aggregate a like number of Warrants.

A-1

Upon due presentment for registration of transfer of the Certificated Warrant at the office of the Warrant Agent, a new Certificated Warrant or Certificated Warrants of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Certificated Warrant, subject to the limitations provided in the Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the Holder as the absolute owner of this Certificated Warrant (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the Holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

This Warrant is subject to the terms and conditions of the Agreement. To the extent the provisions of this Warrant conflicts with the terms and conditions of the Agreement, the terms and conditions of the Agreement shall control.

The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

A-2

IN WITNESS WHEREOF, this Warrant has been duly executed by the Chairman of the Board or Chief Executive Officer and Chief Financial Officer, Treasurer, Secretary or Assistant Secretary of the Company as of the day and year first above written.

FAR EAST ENERGY CORPORATION

By:	By:

Countersigned:

[ ]

By:
Authorized Signature

A-3

[Form of Election to Purchase]

(To Be Executed Upon Exercise Of Warrant)

(1) The undersigned hereby irrevocably elects to exercise the right, represented by this Certificated Warrant, to receive [•] shares of Common Stock and herewith tenders payment for such shares to the order of Far East Energy Corporation, in the amount of $ [•] accordance with the terms hereof.

OR

(2) The undersigned hereby irrevocably elects to convert this Warrant into [•] shares of Common Stock (before giving effect to the cashless exercise provisions) and herewith agrees to make payment therefor pursuant to the cashless exercise provisions of the Warrant Agreement, all on the terms and conditions specified in the Certificated Warrant and the Warrant Agreement.

The undersigned requests that a certificate for such shares be registered in the name of [•], whose address is [•] and that such shares be delivered to [•], whose address is [•]. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Certificated Warrant representing the remaining balance of such shares be registered in the name of [•], whose address is [•], and that such Certificated Warrant be delivered to whose address is [•].

If the undersigned has elected to purchase shares of Common Stock pursuant to option (1) above and such shares of Common Stock have not been registered pursuant to a registration statement that has been declared effective under the Securities Act, the undersigned represents and warrants that (a) it is not a U.S. person (as defined in Regulation S) or purchasing for the account or benefit of a U.S. Person, other than a distributor, and it is purchasing the shares of Common Stock in an offshore transaction in accordance with Regulation S, (b) it is a qualified institutional buyer (as defined in Rule 144A) and is purchasing the shares of Common Stock for its own account or for the account of another qualified institutional buyer, and it is aware that the Company is selling the shares of Common Stock to it in reliance on Section 4(2) of the Securities Act; (c) it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under Regulation D of the Securities Act or (d) it is purchasing the shares of Common Stock pursuant to another available exemption from the registration requirements of the Securities Act. Prior to a purchase of shares of Common Stock pursuant to clauses (a) and (b) above, the Company and the Warrant Agent may request a certificate substantially in the form of Exhibit D and Exhibit E to the Agreement, respectively. Prior to the purchase of shares of Common Stock pursuant to clause (c) above, the Company may request a certificate substantially in the form of Exhibit F to the Agreement and/or an opinion of counsel. Prior to the purchase of shares of Common Stock pursuant to clause (d) above the Warrant Agent may request appropriate certificates and/or an opinion of counsel.

Signature

Date:

A-4

SCHEDULE OF EXCHANGES OF INTERESTS OF GLOBAL WARRANTS

The following exchanges of a part of this Global Warrant have been made:

Number of Warrants
	Amount of decrease	Amount of increase in	in this Global
	in Number of	Number of Warrants	Warrant following	Signature of
	warrants in this	in this Global	such decrease or	authorized officer of
Date of Exchange	Global Warrant	Warrant	increase	Warrant Agent

A-5

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto [•] (the “Assignee”)

(Please type or print block letters)

(Please print or typewrite name and address including zip code of assignee)

the within Warrant and all rights thereunder (the “Securities”), hereby irrevocably constituting and appointing attorney to transfer said Warrant on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Warrant occurring prior to the removal of the Restricted Legend, the undersigned confirms (i) the understanding that the Securities have not been registered under the Securities Act of 1933, as amended; (ii) that such transfer is made without utilizing any general solicitation or general advertising; and (iii) further as follows:

Check One

☐              (1) This Warrant is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Agreement is being furnished herewith.

☐              (2) This Warrant is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Agreement is being furnished herewith.

☐              (3) This Warrant is being transferred pursuant to another available exemption from the registration requirements of the Securities Act.

or

☐              (4) This Warrant is being transferred other than in accordance with (1), (2) or (3) above and documents are being furnished which comply with the conditions of transfer set forth in this Warrant and the Agreement.

If none of the foregoing boxes is checked, the Warrant Agent is not obligated to register this Warrant in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Warrant Agreement have been satisfied.

A-6

Date:

Seller:

By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

A-7

EXHIBIT B

RESTRICTED LEGEND

THIS OFFER AND SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS IN THE CASE OF RULE 144A SECURITIES: ONE YEAR (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144 OR ITS SUCCESSOR RULE AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION); OR IN THE CASE OF REGULATION S SECURITIES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE

HEREOF AND THE LAST DATE ON WHICH FAR EAST ENERGY CORPORATION (THE “ISSUER”) OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE WARRANT AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO THIS CLAUSE (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE WARRANT AGENT.

EACH HOLDER AGREES NOT TO ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARDS TO THE WARRANTS OR WARRANT SHARES UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

B-1

EXHIBIT C

DTC

LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL WARRANT ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE WARRANT AGREEMENT.

C-1

EXHIBIT D

Regulation S Certificate

______________, _____

[●]

Attention: [●]

Re:	Warrants to acquire Common Stock of Far East Energy Corporation (the “Warrants”) Issued under the Warrant Agreement (the “Agreement”) dated as of January 15, 2013 relating to the Warrants

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐	A. This Certificate relates to our proposed transfer of [•] Warrants issued under the Agreement. We hereby certify as follows:

1.            The offer and sale of the Warrants was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.            Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.            Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Warrants.

4.            The proposed transfer of Warrants is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.            If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Warrants, and the proposed transfer takes place during the one-year distribution compliance period (as defined in Rule 902(f) of Regulation S), or we are an officer or director of the Company, we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐	B. This Certificate relates to our proposed exchange of [•] Warrants issued under the Agreement for an equal number of Warrants to be held by us. We hereby certify as follows:

D-1

1.         At the time the offer and sale of the Warrants was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.            Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.            The proposed exchange of Warrants is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:
Date:

D-2

EXHIBIT E

Rule 144A Certificate

______________, _____

[●]

Attention: [●]

Re:	Warrants to acquire Common Stock of Far East Energy Corporation (the “Warrants”) Issued under the Warrant Agreement (the “Agreement”) dated as of January 15, 2013 relating to the Warrants

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐	A. Our proposed purchase of [●] Warrants issued under the Agreement.

☐	B. Our proposed exchange of [●] Warrants issued under the Agreement for an equal number of Warrants to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of [•], 20[•], which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Warrants to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

E-1

Very truly yours,

[NAME OF PURCHASER (FOR
TRANSFERS) OR OWNER (FOR
EXCHANGES)]

By:
Name:
Title:
Address:
Date:

E-2

EXHIBIT F

Accredited Investor Certificate

______________, _____

[●]

Attention: [●]

Re:	Warrants to acquire Common Stock of Far East Energy Corporation (the “Warrants”) Issued under the Warrant Agreement (the “Agreement”) dated as of January 15, 2013 relating to the Warrants

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐	A.	Our proposed purchase of [●] Warrants issued under the Agreement.

☐	B.	Our proposed exchange of [●] Warrants issued under the Agreement or an equal number of Warrants to be held by us.

We hereby confirm that:

1.            We are an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) (an “Accredited Investor”).

2.            Any acquisition of Warrants by us will be for our own account or for the account of one or more other Accredited Investors as to which we exercise sole investment discretion.

3.            We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Warrants and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Warrants.

4.            We are not acquiring the Warrants with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.            We acknowledge that the Warrants have not been registered under the Securities Act and that the Warrants may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

F-1

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Warrants may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company or any subsidiary thereof, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) to a person it reasonably believes is a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) to an Accredited Investor that, prior to such transfer, delivers to the Warrant Agent a duly completed and signed certificate (the form of which may be obtained from the Warrant Agent) relating to the restrictions on transfer of the Warrants or (f) pursuant to any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Warrant Agent) must be delivered to the Warrant Agent. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any exemption from the registration requirements of the Securities Act.

We understand that the Warrant Agent will not be required to accept for registration of transfer any Warrants acquired by us, except upon presentation of evidence satisfactory to the Company and the Warrant Agent that the foregoing restrictions on transfer have been complied with. We further understand that the Warrants acquired by us will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Warrants from us a notice advising such person that resales of the Warrants are restricted as stated herein and that the Warrants will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

F-2

Very truly yours,

[NAME OF PURCHASER (FOR
TRANSFERS) OR OWNER (FOR
EXCHANGES)]

By:
Name:
Title:
Address:
Date:

Upon transfer, the Warrants would be registered in the name of the new beneficial owner as follows:

____________________________________________________________________

Taxpayer ID number:

F-3